UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 17, 2017

OWC PHARMACEUTICAL RESEARCH CORP.

(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-54856

Delaware	98-0573566
(State of Incorporation)	(I.R.S. Employer Identification No.)

30 Shacham Street. P.O.B. 8324, Petach Tikva, Israel	4918103
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s Telephone Number, including area code: 972 (0) 3-758-2657

22 Shacham Street. P.O.B. 8324, Petach Tikva, Israel 4918103

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 17, 2017, OWC Pharmaceutical Research Corp., a Delaware corporation (the “Registrant” or “OWCP”) released its Annual Shareholder Letter, a copy of which is attached as Exhibit 99.2 to this Form 8-K. In the Annual Shareholder Letter, the Registrant: (i) reported on the progress it achieved during 2016 and its goals and objectives for 2017; (ii) introduced its strong and experienced management and scientific team; (iii) introduced its plans for the administration of cannabis-based medicine through its proprietary, cannabinoid-enriched sublingual tablet for the treatment of multiple myeloma, Post-Traumatic Stress Disorder (PTSD) and fibromyalgia and the use of its proprietary cannabinoid-based topical cream for psoriasis; and (iv) its success in raising equity capital while at the same time establishing business relationships for the distribution and sale of its cannabis based medicine in the United States Sand Europe.

Reference is made to the full text of the Annual Shareholder Letter, a copy of which is attached hereto and which is incorporated herein in its entirety by reference.

Item 9.01 Financial Statements and Exhibits.

(a) The following documents are filed as exhibits to this report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
99.2	Annual Shareholder Letter dated January 17, 2017, filed herewith.

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OWC Pharmaceutical Research Corp.

By:	/s/ Mordechai Bignitz
Name:	Mordechai Bignitz
Title:	Chief Executive Officer

Date: January 17, 2017

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